EXHIBIT 99.1

PRESS RELEASE

Company Contact:	Investor Relations Contacts:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates
Joel Brooks	Kim Sutton Golodetz
Chief Financial Officer	(kgolodetz@lhai.com)
(jbrooks@senesco.com)	Anne Marie Fields
(732) 296-8400	(afields@lhai.com)
212-838-3777

SENESCO TECHNOLOGIES REPORTS SECOND QUARTER

FISCAL 2006 FINANCIAL RESULTS

NEW BRUNSWICK, N.J. (February 15, 2006) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX: SNT) reported financial results for the three month period ended December 31, 2005.

The net loss for the three months ended December 31, 2005 was $914,009 or $0.06 per share, compared with a net loss of $645,230, or $0.05 per share, in the comparable period in fiscal 2005.  This increase was primarily the result of lower revenue, a decrease in proceeds from the sale of the state income tax loss, and higher research and development expenses, which was partially offset by an increase in interest income.

The Company reported revenues of $12,500 during the three month period ended December 31, 2005, compared with $87,502 in the comparable period in fiscal 2005. The recorded revenue consisted of the amortized portion of the initial fee and milestone payment on a development and license agreement. The decrease in revenue is attributed to a milestone payment that was received during the three month period ended December 31, 2004, which, for the current year, was not received until January 2006.

Total operating expenses for the three month period ended December 31, 2005 were $954,181, compared with $895,743 in the comparable period in fiscal 2005.  This increase was primarily attributable to an increase in research and development expenses and a modest increase in general and administrative expenses.  The Company expects operating expenses to increase over the next twelve months as it continues to expand its research and development activities.

Research and development expenses for the three month period ended December 31, 2005 were $405,439, compared with $357,603 in the comparable period in fiscal 2005.  This increase was primarily the result of the expanded research programs in both the agricultural and human health applications of Senesco’s technology, while stock-based compensation expense fell modestly.

General and administrative expenses for the three month period ended December 31, 2005 were $548,742, compared with $538,140 in the comparable period in fiscal 2005.

During the three month period ended December 31, 2004, the Company received net proceeds of $153,160 from the sale of the Company’s New Jersey state tax loss for the year ended June 30, 2003.  Because the criteria required for approval changed during the year, the Company was not approved to sell it New Jersey state tax loss for the year ended June 30, 2004 and therefore, it did not receive any proceeds during the three month period ended December 31, 2005.

As of December 31, 2005, Senesco had cash, cash equivalents and investments of $3,019,904 and working capital of $2,589,905.

During the quarter ended December 31, 2005, Senesco announced that results from its funded research agreement at Mayo Clinic produced data showing that its Factor 5A gene technology caused human multiple myeloma cells grown in vitro to die. Multiple myeloma is a type of bone marrow cancer.

Additionally, in November 2005, the Company’s funded research at the University of Waterloo was the subject of two poster presentations at the American Association of Cancer Researchers – National Cancer Institute – European Organisation for Research and Treatment of Cancer (“AACR-NCI-EORTC”) International Conference on Molecular Targets and Cancer Therapeutics.

About Senesco Technologies, Inc.

Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases such as glaucoma, ischemia and arthritis, among others.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  The Company has developed technology that regulates the onset of cell death.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress for flowers, fruits and vegetables.  In addition to its human health research programs, the Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.  Senesco is headquartered in New Brunswick, New Jersey.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”).  As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(tables to follow)

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended December 31,	For the Three Months Ended December 31,	For the Six Months Ended December 31,	For the Six Months Ended December 31,	From Inception on July 1, 1998 through December 31,
	2005	2004	2005	2004	2005

Revenue	$12,500	$87,502	$25,000	$100,000	$376,667

Operating Expenses:

General and administrative	548,742	538,140	1,071,191	1,024,541	16,172,965
Research and development	405,439	357,603	824,980	615,188	6,243,561
Total Operating Expenses	954,181	895,743	1,896,171	1,639,729	22,416,526

Loss From Operations	(941,681)	(808,241)	(1,871,171)	(1,539,729)	(22,039,859)

Sale of state income tax loss, net	—	153,160	—	153,160	586,442
Other noncash income	—	—	—	—	321,259
Interest income, net	27,672	9,851	60,040	17,719	266,069
Net Loss	$(914,009)	$(645,230)	$(1,811,131)	$(1,368,850)	$(20,866,089)

Basic and Diluted Net Loss Per Common Share	$(0.06)	$(0.05)	$(0.12)	$(0.10)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	15,467,388	13,802,357	15,467,388	13,795,102

Prior year amounts have been adjusted for adoption of FAS 123R on July 1, 2005.

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2005	2005
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$79,811	$291,858
Short-term investments	2,940,093	3,941,627
Prepaid expenses and other current assets	75,192	156,544
Total Current Assets	3,095,096	4,390,029

Long-term investments	—	247,768
Property and equipment, net	20,170	30,038
Intangibles, net	1,753,885	1,438,119
Security deposit	7,187	7,187
TOTAL ASSETS	$4,876,338	$6,113,141

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$100,334	$217,569
Accrued expenses	396,524	180,002
Deferred revenue	8,333	33,333
Total Current Liabilities	505,191	430,904

Grant payable	90,150	90,150
Other liability	18,377	2,336
TOTAL LIABILITIES	613,718	523,390

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 30,000,000 shares, issued and outstanding 15,467,388	154,674	154,674
Capital in excess of par	24,974,035	24,490,035
Deficit accumulated during the development stage	(20,866,089)	(19,054,958)
Total Stockholders’ Equity	4,262,620	5,589,751

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,876,338	$6,113,141

Prior year amounts have been adjusted for adoption of FAS 123R on July 1, 2005.